Exhibit 3.11

[LOGO]	DEAN HELLER Secretary of State 206 North Carson Street Carson City, Nevada 19701-1299 (775)684 5708 Website: secretaryofstate.biz
	Articles Of Organization Limited-Liability Company (PURSUANT TO NRS 86)	Entity # E0018012005-0 Document Number: 20050012068-74 Date Filed: 2/8/2005 11:00:18 AM In the office of /s/ Dean Heller
Important: Read attached instructions before completing form.		Dean Heller ABOVE Secretary of State

1.	Name of Limited: Liability Company	DTS Aviation Services LLC
2.	Resident Agent Name and Street Address: [ILLEGIBLE]	The Corporation Trust Company of Nevada
Name
		6100 Neil Road, Suite 500		Reno	NEVADA	89511
		Physical Street Address		City		Zip Code
		Additional Mailing Address		City	State	Zip Code
3.	Dissolution Date: [ILLEGIBLE]	Latest date upon which the company is to dissolve (if existence is not perpetual):
4.	Management [ILLEGIBLE]	Company shall be managed by	☐ Manager(s) OR	☒ Members
5.	Names Addresses of Manager(s) or Members: [ILLEGIBLE]	DynCorp International LLC
Name
		2100 E. Grand ave		El Sequndo	CA	90245
		Address		City	State	Zip Code
Name
		Address		City	State	Zip Code
Name
		Address		City	State	Zip Code
6.	Names Addresses and Signatures of Organizers [ILLEGIBLE]	Hayward D. Fisk
		Name		Signature /s/ Hayward D. Fisk
		6500 West Freeway, Suite 600		Fort Worth	TX	76116
		Address		City	State	Zip Code
7.	Certificate of Acceptance of Appointment of Resident Agent:	I hereby [ILLEGIBLE] the above named limited liability company.
[ILLEGIBLE]
		Authorized Signature of R.A. or On Behalf of R.A. Company			Date [ILLEGIBLE]

This form must be accompanied by appropriate fees. See attached fee schedule.